As filed with the Securities and Exchange Commission on April 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-0081711
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P.

2014 Incentive Award Plan

(Full Title of the Plan)

A. William Stein

Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

Four Embarcadero Center, Suite 3200

San Francisco, CA 94111

(415) 738-6500

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Keith Benson, Esq.

Julian T.H. Kleindorfer, Esq.

Latham & Watkins LLP

355 S. Grand Ave.

Los Angeles, CA 90071-1560

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued pursuant to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan	5,367,996	$52.83	$283,591,228.68	$36,526.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also automatically cover any additional shares of our common stock which become issuable under our Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, which we refer to as the 2014 Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of our common stock.
(2)	This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $52.83, which represents the average of the high and low prices per share of our common stock as reported on the New York Stock Exchange on April 24, 2014.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Digital Realty Trust, Inc. (referred to herein as “our,” “we,” “us,” “the Company” and “the Registrant”) relating to 5,367,996 shares of our common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (referred to herein as the “2014 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2014 Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the SEC or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	The Company’s Current Reports on Form 8-K filed with the SEC on February 18, 2014, March 17, 2014, March 17, 2014, March 19, 2014, March 26, 2014, March 27, 2014, March 27, 2014, April 1, 2014, April 7, 2014 and April 9, 2014 (other than documents or portions of those documents not deemed to be filed);

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, as amended;

•	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2014 (solely to the extent specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended); and

•	The description of the Company’s shares of Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the SEC on April 23, 2012.

In addition, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that we later file with the SEC will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s charter contains a provision permitted under the Maryland General Corporation Law that eliminates each director’s and officer’s personal liability to the Registrant and the Registrant’s stockholders for monetary damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, to the maximum extent permitted under the Maryland General Corporation Law, the Registrant’s charter authorizes the Registrant to, and the Registrant’s bylaws require the Registrant to, indemnify the Registrant’s directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.

The Registrant has entered into indemnification agreements with each of its executive officers and directors whereby it indemnifies such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order the Registrant to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Digital Realty Trust, L.P., the partnership in which the Registrant is the sole general partner.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc., as amended.

4.2	Thirteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. (incorporated by reference to Exhibit 3.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. filed on March 26, 2014).

4.3	First Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. (incorporated by reference to Exhibit 3.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. filed on April 9, 2014).

4.4	Fourth Amended and Restated Bylaws of Digital Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to Digital Realty Trust, Inc.’s Current Report on Form 8-K filed on February 21, 2012).

4.5	Specimen Certificate for Common Stock for Digital Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to Digital Realty Trust, Inc.’s Registration Statement on Form S-11 (Registration No. 333-117865) filed on October 26, 2004).

4.6	Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (incorporated by reference to Appendix A to Digital Realty Trust, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 19, 2014).

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 28, 2014.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
A. William Stein
Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. William Stein and Joshua A. Mills, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS E. SINGLETON	Chairman of the Board	April 28, 2014
Dennis E. Singleton

/s/ A. WILLIAM STEIN	Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary (Principal Executive Officer and Principal Financial Officer)	April 28, 2014
A. William Stein

/s/ EDWARD F. SHAM	Sr. Vice President and Controller (Principal Accounting Officer)	April 28, 2014
Edward F. Sham

/s/ LAURENCE A. CHAPMAN	Director	April 28, 2014
Laurence A. Chapman

/s/ KATHLEEN EARLEY	Director	April 28, 2014
Kathleen Earley

/s/ RUANN F. ERNST	Director	April 28, 2014
Ruann F. Ernst

/s/ KEVIN J. KENNEDY	Director	April 28, 2014
Kevin J. Kennedy

/s/ WILLIAM G. LAPERCH	Director	April 28, 2014
William G. LaPerch

/s/ ROBERT H. ZERBST	Director	April 28, 2014
Robert H. Zerbst

Exhibit Index

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc., as amended.

4.2	Thirteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. (incorporated by reference to Exhibit 3.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. filed on March 26, 2014).

4.3	First Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. (incorporated by reference to Exhibit 3.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. filed on April 9, 2014).

4.4	Fourth Amended and Restated Bylaws of Digital Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to Digital Realty Trust, Inc.’s Current Report on Form 8-K filed on February 21, 2012).

4.5	Specimen Certificate for Common Stock for Digital Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to Digital Realty Trust, Inc.’s Registration Statement on Form S-11 (Registration No. 333-117865) filed on October 26, 2004).

4.6	Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (incorporated by reference to Appendix A to Digital Realty Trust, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 19, 2014).

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).